Exhibit 8.1

Subsidiaries of Farfetch Limited

(as of December 31, 2022)

Legal Name of Subsidiary	Jurisdiction of Organization
Alanui S.r.l.	Italy
Allure Systems Corp.	Delaware (USA)
Allure Systems Research France S.A.S.	France
Ambush (Shanghai) Trading Co., Ltd	People's Republic of China
Ambush Inc.	Japan
Ambush Italy S.r.l.	Italy
APA S.r.l.	Italy
Beijing Qizhi Ruisi Information Consulting Co., Ltd	People’s Republic of China
Browns (South Molton Street) Limited	United Kingdom
Browns (South Molton Street) LLC	Delaware (USA)
County S.r.l.	Italy
F Concierge France S.A.S.	France
Fafaqi (Shanghai) Network Technology Development Co., Ltd	People’s Republic of China
Farfetch (Shanghai) E-Commerce Co. Ltd	People’s Republic of China
Farfetch Australia Pty Ltd	Australia
Farfetch Brasil China Exportacao Ltda	Brazil
Farfetch Canada Limited	Canada
Farfetch China (HK Holdings) Limited	Hong Kong
Farfetch China Holdings Ltd	United Kingdom
Farfetch China Ltd	United Kingdom
Farfetch China US LLC	Delaware (USA)
Farfetch Europe Trading B.V.	The Netherlands
Farfetch HK Holdings Limited	Hong Kong
Farfetch HK Production Limited	Hong Kong
Farfetch Holdings plc	United Kingdom
Farfetch India Private Limited	India
Farfetch International Limited	Isle of Man
Farfetch Italia S.r.l.	Italy
Farfetch Japan Co., Ltd.	Japan
Farfetch Mexico, S.A. de C.V.	Mexico
Farfetch Middle East FZE	United Arab Emirates
Farfetch Osprey Limited	United Kingdom
Farfetch Platform Solutions Limited	United Kingdom
Farfetch Portugal-Unipessoal Lda	Portugal
Farfetch RU LLC	Russian Federation
Farfetch Store of the Future Limited	United Kingdom
Farfetch UK FINCO Limited	United Kingdom
Farfetch UK Limited	United Kingdom

Farfetch US Holdings, Inc.	Delaware (USA)
Farfetch W3 FZE	United Arab Emirates
Farfetch.com Brasil Serviços Ltda	Brazil
Farfetch.com Limited	Isle of Man
Farfetch.com US, LLC	California (USA)
Fashion Concierge HK Limited	Hong Kong
Fashion Concierge Powered By Farfetch LLC	Delaware (USA)
Fashion Concierge UK Limited	United Kingdom
F.F.B.R. Importacao e Exportação LTDA	Brazil
Heron Preston S.r.l.	Italy
Heron Preston Trademark S.r.l.	Italy
JBUX Limited	United Kingdom
Kicks Lite, LLC	New York (USA)
KPG S.r.l.	Italy
Luxclusif, Unipessoal Lda.	Portugal
Luxi (Shanghai) Trading Co., Ltd	People’s Republic of China
Luxis Baltic OÜ	Estonia
M.A. Alliance Ltd.	Japan
New Guards Group Holding S.p.A.	Italy
NGG Beauty S.r.l.	Italy
NGG Beta S.r.l.	Italy
NGGH++ S.r.l.	Italy
OC Italy S.r.l.	Italy
Off White (Shanghai) Trading Co., Ltd	People's Republic of China
Off White Operating Holding, Corp.	Delaware (USA)
Off White Operating London Limited	United Kingdom
Off-White Operating Milano S.r.l.	Italy
Off-White Operating Paris S.a.r.l.	France
Off White Operating Spain SL	Spain
Off-White Operating S.r.l.	Italy
Off-White Operating Switzerland GmbH	Switzerland
Off White Operating The Netherlands B.V.	The Netherlands
Palm Angels (Shanghai) Trading Co., Ltd	People's Republic of China
Palm Angels S.r.l.	Italy
SG Enterprises Europe B.V.	The Netherlands
SGNY1 LLC	New York (USA)
Stadium Enterprises LLC	Delaware (USA)
There Was One S.r.l.	Italy
Unravel Project S.r.l.	Italy
Upteam Corporation Limited	Hong Kong
Venice Holding Corp.	Delaware (USA)

Venice Retail France SASU	France
Venice Retail Italy S.r.l.	Italy
Venice Retail UK Ltd	United Kingdom
Venice S.r.l.	Italy
Violet Grey, Inc.	Delaware (USA)
Wannaby Inc.	Delaware (USA)
Wannaby UAB	Lithuania